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                                SECOND AMENDMENT
                                       TO
                             SUBSCRIPTION AGREEMENT

         This Second Amendment to Subscription Agreement ("Second Amendment") is made as of January 12, 2000, by and between CYNET, Inc., a Texas corporation (the "Company") and Cynet Holdings, LLC, a Texas limited liability company ("Subscriber").

         WHEREAS, the undersigned parties have entered into that certain Subscription Agreement dated as of July 22, 1998 (the "Subscription Agreement"), providing, among other things, for the Subscriber's agreement to provide the Company up to $10,000,000 of equity capital in exchange for shares of the Company's Class A Common Stock, which Agreement was amended July 31, 1999 extending the expiration date to December 31, 1999 and allowing the Company to issue Class B Common Stock to the extent that Class A Common Stock is not available for issuance; and

         WHEREAS, the parties desire to amend the Subscription Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Extension of Deadline for Installments. Section 1(a) is amended to provide that the date on which all outstanding installments for the subscription for the shares are due and payable is June 30, 2000, in lieu of December 31, 1999.

2. Increase of Purchase Price. Section 1 is further amended to provide that the purchase price per share is increased from $1.00 to $1.51 per share for each share Cynet Holdings, LLC purchases after December 31, 1999 and prior to the expiration of this Subscription Agreement.

3.       Miscellaneous.

         (a) This Second Amendment is irrevocable, and may not be amended, modified or supplemented except by written instrument executed by the parties hereto.

         (b) This Second Amendment shall inure to the benefit of the parties hereto, their respective successors and assigns.

         (c) This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

         (d) Any capitalized term not otherwise defined herein shall have the meaning given to it in the Subscription Agreement.

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         (e)      Except as expressly amended by this Amendment, the terms,
                  provisions and conditions of the Subscription Agreement, as so amended, shall remain in full force and effect and is hereby confirmed and ratified.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the date of first above written.

                                       SUBSCRIBER:

                                       CYNET HOLDINGS, LLC


                                       By:  /s/ Vincent W. Beale, Sr.
                                           -------------------------------------
                                              Vincent W. Beale, Sr., President



                                       THE COMPANY:

                                       CYNET, INC.


                                       By:  /s/ Samuel C. Beale
                                           -------------------------------------
                                              Samuel C. Beale, Vice President
                                                   And General Counsel


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